INDEPENDENT AUDITOR'S CONSENT

We consent to the incorporation by reference in Registration Statement No. 33-46530 of The FINOVA Group, Inc. on Form S-8 of our report dated June 18, 1999, appearing in this Annual Report on Form 11-K of The FINOVA Group, Inc. Savings Plan for the year ended December 31, 1999.

/s/ Deloitte & Touche LLP

Phoenix, Arizona
June 21, 2000

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